NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2010	2009

ASSETS

Current Assets:
Cash and Cash Equivalents	$88,775	$26,952
Receivables, Net	495,640	512,770
Unbilled Revenues	178,838	229,326
Fuel, Materials and Supplies	226,200	277,085
Marketable Securities	72,684	66,236
Derivative Assets	28,887	31,785
Prepayments and Other Current Assets	121,835	123,700
Total Current Assets	1,212,859	1,267,854

Property, Plant and Equipment, Net	9,142,320	8,839,965

Deferred Debits and Other Assets:
Regulatory Assets	3,183,982	3,244,931
Goodwill	287,591	287,591
Marketable Securities	47,995	54,905
Derivative Assets	160,380	189,751
Other Long-Term Assets	194,596	172,682
Total Deferred Debits and Other Assets	3,874,544	3,949,860

Total Assets	$14,229,723	$14,057,679

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2010	2009

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable to Banks	$157,313	$100,313
Long-Term Debt - Current Portion	66,286	66,286
Accounts Payable	390,046	457,582
Accrued Taxes	55,071	50,246
Accrued Interest	87,784	83,763
Derivative Liabilities	41,176	37,617
Other Current Liabilities	167,948	183,605
Total Current Liabilities	965,624	979,412

Rate Reduction Bonds	313,835	442,436

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	1,456,537	1,380,143
Accumulated Deferred Investment Tax Credits	20,666	22,145
Regulatory Liabilities	444,957	485,706
Derivative Liabilities	1,009,849	955,646
Accrued Pension	799,762	781,431
Other Long-Term Liabilities	806,393	823,723
Total Deferred Credits and Other Liabilities	4,538,164	4,448,794

Capitalization:
Long-Term Debt	4,635,851	4,492,935

Noncontrolling Interest in Consolidated Subsidiary:
Preferred Stock Not Subject to Mandatory Redemption	116,200	116,200

Equity:
Common Shareholders' Equity:
Common Shares	978,429	977,276
Capital Surplus, Paid In	1,767,904	1,762,097
Deferred Contribution Plan	-	(2,944)
Retained Earnings	1,313,848	1,246,543
Accumulated Other Comprehensive Loss	(41,805)	(43,467)
Treasury Stock	(359,392)	(361,603)
Common Shareholders' Equity	3,658,984	3,577,902
Noncontrolling Interest	1,065	-
Total Equity	3,660,049	3,577,902
Total Capitalization	8,412,100	8,187,037

Total Liabilities and Capitalization	$14,229,723	$14,057,679

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of Dollars, Except Share Information)	2010	2009	2010	2009

Operating Revenues	$1,111,426	$1,224,431	$2,450,845	$2,817,914

Operating Expenses:
Fuel, Purchased and Net Interchange Power	442,230	583,599	1,045,578	1,422,519
Other Operating Expenses	206,664	234,821	454,937	482,266
Maintenance	66,817	56,367	112,454	105,203
Depreciation	79,075	77,768	157,731	154,751
Amortization of Regulatory Assets/(Liabilities), Net	8,893	(13,039)	566	8,652
Amortization of Rate Reduction Bonds	54,997	51,305	114,567	107,202
Taxes Other Than Income Taxes	74,406	54,424	160,005	140,853
Total Operating Expenses	933,082	1,045,245	2,045,838	2,421,446
Operating Income	178,344	179,186	405,007	396,468

Interest Expense:
Interest on Long-Term Debt	58,522	56,774	115,791	112,458
Interest on Rate Reduction Bonds	5,633	9,607	12,324	20,232
Other Interest	3,042	(1,423)	6,343	3,245
Interest Expense	67,197	64,958	134,458	135,935
Other Income, Net	1,552	12,409	9,608	16,591
Income Before Income Tax Expense	112,699	126,637	280,157	277,124
Income Tax Expense	39,351	42,394	119,209	93,817
Net Income	73,348	84,243	160,948	183,307
Net Income Attributable to Noncontrolling Interests	1,402	1,389	2,792	2,779
Net Income Attributable to Controlling Interests	$71,946	$82,854	$158,156	$180,528

Basic and Fully Diluted Earnings Per Common Share	$0.41	$0.47	$0.90	$1.07

Dividends Declared Per Common Share	$0.26	$0.24	$0.51	$0.48

Weighted Average Common Shares Outstanding:
Basic	176,571,189	175,175,936	176,460,476	168,758,206
Fully Diluted	176,736,532	175,675,388	176,637,003	169,300,277

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30,
(Thousands of Dollars)	2010	2009

Operating Activities:
Net Income	$160,948	$183,307
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Bad Debt Expense	17,176	17,986
Depreciation	157,731	154,751
Deferred Income Taxes	37,850	73,202
Pension and PBOP Expense, Net of PBOP Contributions	25,529	13,052
Regulatory Overrecoveries, Net	21,569	20,732
Amortization of Regulatory Assets/(Liabilities), Net	566	8,652
Amortization of Rate Reduction Bonds	114,567	107,202
Allowance for Equity Funds Used During Construction	(6,934)	(3,366)
Derivative Assets and Liabilities	(5,640)	(19,243)
Other	(22,773)	1,164
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	34,703	158,175
Fuel, Materials and Supplies	52,024	35,582
Taxes Receivable/(Accrued)	(3,856)	(8,244)
Other Current Assets	14,682	7,139
Accounts Payable	(53,480)	(211,445)
Other Current Liabilities	(10,883)	(30,309)
Net Cash Flows Provided by Operating Activities	533,779	508,337

Investing Activities:
Investments in Property and Plant	(442,404)	(420,894)
Proceeds from Sales of Marketable Securities	95,452	147,702
Purchases of Marketable Securities	(96,546)	(149,482)
Other Investing Activities	(4,369)	2,939
Net Cash Flows Used in Investing Activities	(447,867)	(419,735)

Financing Activities:
Issuance of Common Shares	-	387,411
Cash Dividends on Common Shares	(90,194)	(78,921)
Cash Dividends on Preferred Stock	(2,779)	(2,779)
Increase/(Decrease) in Short-Term Debt	57,000	(124,908)
Issuance of Long-Term Debt	145,000	312,000
Retirements of Long-Term Debt	(4,286)	(54,286)
Retirements of Rate Reduction Bonds	(128,600)	(120,326)
Financing Fees	(1,482)	(15,456)
Other Financing Activities	1,252	(5)
Net Cash Flows (Used in)/Provided by Financing Activities	(24,089)	302,730
Net Increase in Cash and Cash Equivalents	61,823	391,332
Cash and Cash Equivalents - Beginning of Period	26,952	89,816
Cash and Cash Equivalents - End of Period	$88,775	$481,148

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.